                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                               -----------------------

                                      FORM 8-K

                                    CURRENT REPORT
                         PURSUANT TO SECTIONS 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934



                                  July 7, 1999
                   Date of Report (Date of earliest event reported)


                                 @ Entertainment, Inc.
-------------------------------------------------------------------------------
                (Exact name of Registrant as Specified in Charter)



          Delaware                    000-22877             06-1487156
-------------------------           -------------       -------------------
(State or Other Juris. of            (Commission           (IRS Employer
 Incorporation)                      File Number)        Identification No.)


                              One Commercial Plaza
                        Hartford, Connecticut 06103-3585
                         ------------------------------
                             (Address of Principal
                               Executive Offices)


                                 (860) 549-1674
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)

Item 5.  Other Events.

    This disclosure amends and supplements @ Entertainment, Inc.'s disclosure with respect to the tender offer (the "Offer") by Bison Acquisition Corp., a Delaware corporation (the "Purchaser") and wholly owned subsidiary of United Pan-Europe Communications N.V., a public company with limited liability incorporated under the laws of the Netherlands (the "Parent"), to purchase all of the issued and outstanding shares of common stock, value $.01 per share (the "Common Stock"), of @ Entertainment, Inc., a Delaware corporation (the "Company"), at a price of $19.00 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 8, 1999 and the related Letter of Transmittal, as they may be amended from time to time.

    On July 7, 1999, the Purchaser and Parent together issued a press release announcing the extension of the Expiration Date of the Offer until Midnight, New York City time, on Thursday, August 5, 1999, unless further extended. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial statements of businesses acquired.

         Not applicable.

     (b) Pro forma financial information.

         Not applicable.

     (c) Exhibits.

               Number            Description
               ------            -----------
                99               Press Release of United Pan-Europe
                                 Communications, N.V. and Bison Acquisition
                                 Corp. dated July 7, 1999.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             @ Entertainment, Inc.



Date: July 7, 1999                       By:   /s/ Donald Miller-Jones
                                             --------------------------------
                                             By:  Donald Miller-Jones
                                             Its: Chief Financial Officer

                                  EXHIBIT INDEX


NUMBER   DESCRIPTION                                                        PAGE
99.      Press Release of United Pan-Europe Communications, N.V. and Bison
         Acquisition Corp. dated July 7, 1999.
